Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Admiral Financial Corp., Inc. (the "Company") on Form 10-Q for the period ending March 31, 2019 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Wm. Lee Popham, President and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and

2.

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 6, 2019

/s/ Wm. Lee Popham
Wm. Lee Popham President Admiral Financial Corp.

/s/ Wm. Lee Popham
Wm. Lee Popham Principal Accounting Officer Admiral Financial Corp.